Exhibit 99.1

DIAMONDCLUSTER INTERNATIONAL REPORTS FOURTH QUARTER
AND YEAR END FISCAL YEAR 2003 RESULTS

CHICAGO, May 1, 2003—DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its fourth quarter of fiscal year 2003 (ended March 31, 2003).

Revenue before out-of-pocket reimbursements (“net revenue”) for the fourth quarter was $26.5 million, compared with $30.1 million for the third quarter of fiscal year 2003, and $36.1 million for the fourth quarter of the fiscal year 2002. The Company reported a net loss of ($145.6) million (which included a $94.3 million goodwill impairment charge, a $39.8 million valuation allowance against net deferred tax assets and $9.1 million of noncash compensation expense), or a ($4.59) loss per share in the fourth quarter of fiscal year 2003. This compares with a net loss of ($20.9) million, or a ($0.67) loss per share in the third quarter of fiscal year 2003, and a net loss of ($31.9) million, or a ($1.02) loss per share in the fourth quarter of fiscal year 2002. The Company ended the March quarter with a cash balance of $75.3 million.

The Company recorded a noncash charge of $94.3 million to write-down the carrying value of goodwill during the fourth quarter of fiscal year 2003. The charge was determined in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” In addition, the Company recorded a noncash charge of $39.8 million to increase the valuation allowance against the net Federal, State and Foreign deferred tax assets. The valuation allowance was determined in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes.” As of March 31, 2003 the valuation allowance against deferred tax assets was $50.2 million.

For the full fiscal year 2003, net revenue was $133.0 million, down 27% compared with $181.2 million reported for fiscal year 2002. The Company reported a net loss of ($360.1) million (which included $235.2 million for goodwill impairment charges, $53.1 million of noncash compensation expense and $29.3 million of restructuring charges) or a loss of ($11.41) per share. This compares with a net loss of ($133.7) million for fiscal year 2002, or a loss of ($4.34) per share.

“The anticipation and onset of the war had a greater impact on our revenue stream during the month of March than we anticipated,” said Mel Bergstein, chairman and CEO of DiamondCluster International. “However, our revenue visibility for the June quarter is strong and we are encouraged by what we see. Taking one measure, in North America, we have already closed more work for the June quarter by the end of the first month than we delivered in the entire fourth quarter. However, our European and Latin American business continues to operate in a challenging environment. Therefore, on a global basis, we believe that with the strength in North America we will deliver net revenue in the range of $30-32 million in the June quarter.”

DiamondCluster served 66 clients in the fourth quarter, down from 70 clients served in the third quarter of fiscal year 2003, and down from 72 in fourth quarter of fiscal year 2002. The company added 24 new clients in the quarter, compared with 18 new clients in the December quarter and 34 in the year-ago period. The top five clients represented 31% of revenue in the fourth quarter, compared with 28% in the third quarter, and 35% in fourth quarter of fiscal year 2002. North American clients represented 54% of net revenue in the quarter. As of March 31, 2003, DiamondCluster had 538 client-serving professionals, compared with 613 at December 31, 2002 and 843 at March 31, 2002.

“Our services are more relevant today than ever before,” said Bergstein. “We have realigned our structure to be flatter, more nimble and even more market focused, and we are confident in our ability to not only survive this downturn, but remain a leader and thrive as the economy improves.”

About DiamondCluster International

DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices across Europe, North America, and South America. To learn more, visit www.diamondcluster.com.

Conference Call

Management from DiamondCluster International will host a conference call today, May 1, 2003 at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at www.diamondcluster.com.

Forward-Looking Statement

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate acquisitions, the timing of the economic recovery in the U.S. and Northern European markets, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC, including the Form 10-Q for the quarter ended December 31, 2002.

DIAMONDCLUSTER INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended

	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002

	(Unaudited)		(Unaudited)

Revenue before out-of-pocket reimbursements (net revenue)	$26,463	$36,115	$132,974	$181,215
Out-of-pocket reimbursements	3,829	3,976	19,331	21,745

REVENUE	$30,292	$40,091	$152,305	$202,960

OPERATING EXPENSES:
Project personnel and related expenses before out-of-pocket reimbursable expenses	23,906	29,421	109,085	132,627
Out-of-pocket reimbursable expenses	3,829	3,976	19,331	21,745

Project personnel and related expenses	27,735	33,397	128,416	154,372

Professional development and recruiting	878	814	4,134	10,834
Marketing and sales	237	1,249	3,865	7,136
Management and administrative support	8,829	9,971	37,363	46,794

	37,679	45,431	173,778	219,136

LOSS FROM OPERATIONS BEFORE GOODWILL AMORTIZATION, IMPAIRMENT CHARGE ON LONG LIVED ASSETS, NONCASH COMPENSATION AND RESTRUCTURING CHARGES	(7,387)	(5,340)	(21,473)	(16,176)

Goodwill amortization	—	15,505	—	61,850
Impairment charge on long lived assets	94,315	—	94,315	—
Noncash compensation	9,072	12,325	53,078	52,305
Restructuring charges	—	—	29,266	15,542

TOTAL OTHER EXPENSES	103,387	27,830	176,659	129,697

LOSS FROM OPERATIONS	(110,774)	(33,170)	(198,132)	(145,873)
OTHER INCOME, NET	182	586	144	1,153

LOSS BEFORE INCOME TAXES AND THE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(110,592)	(32,584)	(197,988)	(144,720)
INCOME TAX EXPENSE (BENEFIT)	35,039	(655)	21,209	(11,048)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(145,631)	(31,929)	(219,197)	(133,672)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF ZERO	—	—	(140,864)	—

NET LOSS	$(145,631)	$(31,929)	$(360,061)	$(133,672)

BASIC AND DILUTED LOSS PER SHARE OF COMMON STOCK:
LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$(4.59)	$(1.02)	$(6.95)	$(4.34)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(4.47)	—

NET LOSS	$(4.59)	$(1.02)	$(11.41)	$(4.34)

SHARES USED IN COMPUTING BASIC AND DILUTED NET LOSS PER SHARE OF COMMON STOCK	31,745	31,200	31,548	30,813

DIAMONDCLUSTER INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
ASSETS	2003	2002

	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$75,328	$96,773
Accounts receivable, net of allowance of $1,597 and $1,089 as of March 31, 2003 and 2002, respectively	16,314	22,131
Income taxes receivable	—	1,321
Prepaid expenses and short-term deferred taxes	5,598	9,417

Total current assets	97,240	129,642
Computers, equipment, leasehold improvements and software, net	10,349	15,789
Other assets and long-term deferred taxes	1,902	20,566
Goodwill, net	—	235,179

Total assets	$109,491	$401,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,193	$6,277
Income taxes payable	730	—
Restructuring accrual, current portion	7,134	3,963
Accrued expenses and other	17,857	15,838

Total current liabilities	29,914	26,078
Restructuring accrual, less current portion	7,200	—

Total liabilities	37,114	26,078
Stockholders’ equity:
Common stock, 31,832 shares outstanding as of March 31, 2003 and 31,635 shares outstanding as of March 31, 2002	592,334	613,108
Unearned compensation	(47,330)	(121,340)
Accumulated other comprehensive income (loss)	1,294	(2,810)
Accumulated deficit	(473,921)	(113,860)

Total stockholders’ equity	72,377	375,098

Total liabilities and stockholders’ equity	$109,491	$401,176

DIAMONDCLUSTER INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)

Cash flows from operating activities:
Loss before cumulative effect of change in accounting principle	$(145,631)	$(31,929)	$(219,197)	$(133,672)
Adjustments to reconcile loss before cumulative effect of change in accounting principle to net cash used in operating activities:
Restructuring charges	—	—	29,266	15,542
Depreciation and amortization	1,276	905	5,766	7,156
Write-down of net book value of property, plant, and equipment	470	—	2,071	—
Impairment charges on long lived assets	94,315	—	94,315	—
Goodwill amortization	—	15,505	—	61,850
Noncash compensation	9,072	12,325	53,078	52,305
Deferred income taxes	37,670	(2,552)	22,536	(10,475)
Tax benefits from employee stock plans	8	549	332	1,456
Write-down of equity investments	—	1,013	—	4,577
Other	—	—	—	(1,846)
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	1,790	(5,365)	8,205	10,369
Prepaid expenses and other	573	2,851	1,826	2,106
Accounts payable	(1,938)	(1,950)	(2,433)	(521)
Restructuring accrual	(7,172)	(4,917)	(18,895)	(11,579)
Accrued compensation	—	(28,336)	—	(28,336)
Other assets and liabilities	(2,692)	23,197	1,076	(14,946)

Net cash used in operating activities	(12,259)	(18,704)	(22,054)	(46,014)

Cash flows from investing activities:
Capital expenditures, net	(235)	527	(1,528)	(6,817)
Acquisitions, net of cash acquired	—	—	—	(1,781)
Other assets	216	386	872	(2,205)

Net cash provided by (used in) investing activities	(19)	913	(656)	(10,803)

Cash flows from financing activities:
Repayment of note	—	—	—	(500)
Common stock issued	1,268	2,838	5,067	9,137
Purchase of treasury stock	(55)	—	(5,242)	(5,934)

Net cash provided by (used in) financing activities	1,213	2,838	(175)	2,703

Effect of exchange rate changes on cash	(608)	(1,619)	1,440	(471)

Net decrease in cash and cash equivalents	(11,673)	(16,572)	(21,445)	(54,585)
Cash and cash equivalents at beginning of period	87,001	113,345	96,773	151,358

Cash and cash equivalents at end of period	$75,328	$96,773	$75,328	$96,773